UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, in accordance with the Bylaws of LMI Aerospace, Inc. (the “Company”) the Board of Directors of the Company (the “Board”) appointed Daniel G. Korte to fill an existing vacancy on the Board. Mr. Korte was appointed as a Class II director. The appointment of Mr. Korte to the Board was effective immediately. Mr. Korte will not be appointed to any committees of the Board that are required to be comprised of persons who qualify as “independent”. Mr. Korte has served as the Chief Executive Officer and President of the Company since March 18, 2014.
Except with respect to: (i) his position as Chief Executive Officer and President; (ii) his employment agreement with the Company, the terms of which were previously disclosed in a Form 8-K dated February 21, 2014; and (iii) a restricted stock award agreement, the terms of which were previously disclosed in a Form 8-K dated March 14, 2014, Mr. Korte has not had a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Korte and any other person pursuant to which he was appointed to the Board. Mr. Korte is not related to any other director or executive officer of the Company.

Section 8 - Other Events

Item 8.01.	Other Events.

On August 11, 2014, the Company issued a press release announcing the appointment of Mr. Korte to the Board (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 11, 2014

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer